[Hawk Corporation Logo]

Hawk Announces Agreement for the Sale of its

Precision Components Segment

CLEVELAND, Ohio -- December 22, 2006 -- Hawk Corporation (AMEX:HWK) announced today that the Company has entered into a definitive agreement to sell its precision components group for $90.1 million to an entity formed by Saw Mill Capital Partners, L.P. of Briarcliff Manor, New York. The purchase price will include approximately $89.4 million in cash and the assumption of approximately $0.7 million in debt. The purchase price is subject to adjustment based on the working capital of the precision components segment on the closing date. Hawk's precision components segment manufactures and sells powder metal precision components and metal injection molded components used in industrial, consumer and other applications.

Ronald E. Weinberg, Chairman and CEO of Hawk stated, "We look forward to focusing our financial resources and management attention on our friction products and performance racing business segments. We feel that there are rewarding growth opportunities with our existing customers and in our global markets. It is an exciting time for the management of Hawk in both our friction and racing groups. We are equally pleased to have selected Saw Mill to be the acquirer of our precision components business particularly in light of their plans to continue its growth strategies and outstanding service to its customers."

Mr. Scott Budoff, a partner in Saw Mill Capital Partners, L.P. stated, "With this acquisition, we look forward to continuing the strides made by Hawk in the development of new technologies and growth strategies of the precision components business in connection with a strong partnership with the segment's current senior management group. The current management team will remain with the business and we fully expect to make this a seamless transition for the precision components customers and suppliers."

The sale is expected to close in the first quarter of 2007, subject to regulatory approvals and standard closing conditions. Hawk intends to use the proceeds of the transaction for growth opportunities in the Company's friction products and performance racing segments either internally or through acquisitions, to retire debt and for general corporate purposes, including the possibility of a limited stock buy-back, the details of which will be subsequently announced if Hawk determines to pursue a stock buy-back. For 2007, the extent to which the transaction is dilutive or accretive to earnings per share can not be definitely determined at this time and will depend on the actual performance of the Company's friction products and performance racing businesses, the timing and return on investment of the proceeds of the sale, debt reductions and any possible stock buy-backs.

Hawk expects that the precision components segment will be reflected as a discontinued operation in the Company's December 31, 2006 financial results.

Jefferies & Company, Inc. acted as financial advisor to Hawk in this transaction.

The Company

Hawk Corporation is a leading worldwide supplier of highly engineered products. Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction and mining equipment, farm equipment, recreational and performance automotive vehicles. Through its precision components group, the Company is a leading supplier of powder metal and metal injected molded components used in industrial, consumer and other applications, such as pumps, motors and transmissions, lawn and garden equipment, appliances, small hand tools and trucks. The Company's performance racing group manufactures clutches and gearboxes for motorsport applications and performance automotive markets. Headquartered in Cleveland, Ohio, Hawk has approximately 1,800 employees at 17 manufacturing, research, sales and administrative sites in 5 countries.

Forward Looking Statements

This press release includes forward-looking statements regarding Hawk's current expectations regarding the sales of its precision components segment. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. Actual results and events may differ significantly from those projected in the forward-looking statements. Hawk cannot provide any assurance that the transaction will be consummated within the agreed upon time frame, or at all, or that the conditions to the completion of the transaction will be satisfied. Reference is made to Hawk's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005, its quarterly reports on Form 10-Q, and other periodic filings, for a description of factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information

Ronald E. Weinberg, Chairman & CEO

(216) 861-3553

Joseph J. Levanduski, CFO

(216) 861-3553

Hawk Corporation is online at: www.hawkcorp.com